UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Anza Blvd Suite 109
Burlingame, California	94010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 7, 2026, Roadzen Inc. (the “Company”) participated in the Maxim Group “Powering the AI Revolution” Virtual Conference. During the presentation, the Company’s Chief Executive Officer, Rohan Malhotra, discussed the Company’s business, financial trajectory, competitive positioning, and market opportunities. Among other things, Mr. Malhotra discussed that (i) the Company currently operates at an annualized revenue run rate of approximately $60 million, and is targeting a run rate of approximately $100 million, or approximately $25 million per quarter, within the next six to twelve months, representing growth of more than 50% on an annualized basis, and (ii) the Company anticipates reaching adjusted EBITDA breakeven in the current quarter. Mr. Malhotra also provided an overview and update on the Company’s AI architecture, technology platform and certain regulatory matters, including the following information:

AI Architecture and Competitive Differentiation

The Company is a founding member of the AI Alliance, an organization comprising approximately 25 of the world’s leading artificial intelligence research institutions, including Meta, IBM, Uber, and ServiceNow. The Company’s contribution to the Alliance—and its core strategic differentiation—is the deployment of AI in production environments at scale.

The Company does not develop large language models or engage in token-based AI business models. Instead, the Company develops specialized, high-precision models purpose-built to perform specific tasks—such as underwriting risk assessment, claims adjudication, and real-time driver behavior analysis—with a high degree of accuracy, which is well above 90%. These models are deployed to support real-money decisions: underwriting a commercial auto insurance policy, adjudicating a claim, or assessing road risk in real time. The cost of AI inference in such a context is de minimis relative to the economic value of the decision being supported.

This approach is supported by more than a decade of investment in proprietary data infrastructure, beginning in 2015 and 2016, encompassing large-scale data ingestion, continuous model training, and production deployment capabilities. The Company has developed more than 300 proprietary AI models and holds data spanning the full insurance value chain, including driving behavior, claims economics, and vehicle repair cost data.

The Company believes that assembling a comparable data asset base—including over 100 million historical insurance claims and approximately 4 billion real-world driving miles, along with the associated data labeling, model training, and production deployment infrastructure—would require a third party approximately three to five years and substantial capital investment to replicate at comparable scale and functionality.

Technology Scale and Measured Performance Outcomes

The Company’s AI platform is underpinned by proprietary data assets and production deployment at significant scale:

●	Approximately 4 billion real-world driving miles collected through the Company’s telematics platform

●	Approximately 3 million insurance claims processed annually

●	A dataset of approximately 100 million historical insurance claims

●	More than 300 proprietary AI models developed and deployed in production environments

The Company’s DrivebuddyAI platform has demonstrated a 72% reduction in accident rates in the first year of deployment, based on fleet customer data. The Company’s AI-powered underwriting and claims platform has achieved an estimated 10 percentage-point improvement in combined ratio performance relative to the industry average, based on internal data. For reference, the average U.S. auto insurance combined ratio currently stands at approximately 104%, meaning that for every $100 of premium collected, the average carrier pays out $104 in claims, distribution, and administrative costs. The Company’s platform targets and has delivered measurable improvement on this metric for its enterprise partners.

In December 2024, the Company became the only company certified under India’s AIS-184 standard, which qualifies the Company’s technology for deployment inside commercial vehicles as a government-mandated AI safety system. The Company believes this certification—achieved after 15 months of testing—demonstrates the difficulty of replicating production-grade AI performance at scale and validates the durability of the Company’s competitive position.

Regulatory-Driven Market Opportunity: India Commercial Vehicle Mandate

The Company believes it is positioned to benefit from regulatory mandates requiring AI-based driver safety systems in commercial vehicles in India and, on an advisory basis, across the European Union. The Indian government has mandated that all new commercial vehicles—including trucks, buses, and passenger vehicles above a specified threshold—must incorporate certified AI-based road safety technology. Implementation of this mandate was deferred from April 2026 to 2027. Approximately 1 million new commercial vehicles are sold annually in India, and the market is growing at approximately 9% per year, making it the fastest-growing commercial auto market in the world.

The Company’s DrivebuddyAI platform is the only technology certified under the AIS-184 standard for this purpose. The Company is in active commercial discussions with substantially all major original equipment manufacturers operating in the Indian market. The Company’s DrivebuddyAI platform is priced at approximately $200 per vehicle per year.

Based on these factors—the addressable vehicle population, the per-unit pricing, and the Company’s sole-certified position—the Company believes this regulatory environment represents a potential incremental annual revenue opportunity of approximately $200 million over time, subject to the pace of regulatory enforcement, OEM adoption, and the Company’s execution on commercial negotiations.

* * * * *

The information contained in Item 7.01 to this Current Report on Form 8-K, including the exhibit, is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding anticipated revenue growth, achievement of adjusted EBITDA breakeven, regulatory market opportunities, competitive positioning, data asset defensibility, and balance sheet strategy. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” and similar expressions. Forward-looking statements are based on current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or implied.

Factors that could cause actual results to differ materially include, without limitation: the Company’s ability to execute on its growth strategy and meet revenue targets; the timing, scope, and enforcement of regulatory mandates in India and other jurisdictions; the pace of customer and OEM adoption; competitive responses from existing or new market participants; the Company’s ability to maintain and expand its proprietary data assets and AI model performance; general economic conditions; and the Company’s ability to access capital on favorable terms or at all. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	April 10, 2026	By:	/s/ Jean-Noël Gallardo
		Name:	Jean-Noël Gallardo
		Title:	Chief Financial Officer